Exhibit 99.2

News Release	Contacts: Investor:	Media:

For Immediate Release	James J. Hyland, VP Investor Relations	Stephen Phillips — Fleishman Hillard
	(636) 534-2369	(314)-982-8754
	Email: investor.relations@tlcvision.com	stephen.phillips@fleishman.com
TLC VISION RECEIVES US COURT ORDER
ST. LOUIS, MO, — December 23, 2009 — TLCVision Corporation (NASDAQ:TLCV; TSX: TLC), North America’s premier eye care services company, today announced that further to its press release issued on December 21, 2009, the United States Bankruptcy Court for the District of Delaware has granted the relief the Company and two of its wholly-owned subsidiaries, TLC Vision (USA) Corporation and TLC Management Services Inc., requested in its “First Day Motions” filed in conjunction with its voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. The Delaware Court issued a variety of orders on either a final or interim basis that will support business continuity for the Company throughout the restructuring process.
These orders include: approval for the use of $7.5 million of a $15 million debtor-in-possession financing facility; continued payment of wages, salaries and other employee benefits; and authority to use the Company’s cash collateral. Additionally, the Company obtained the necessary relief from the Court to pay certain critical vendors in full.
The Company is seeking a recognition of the orders of the Delaware Court in a case commenced in the Ontario Superior Court of Justice under the Canadian Companies’ Creditors Arrangement Act.
As a result of these developments, the Company has been notified by the Toronto Stock Exchange that trading in its common shares has been suspended and the common shares will be delisted effective at the close of market on January 21, 2010. The Company previously announced that it had received a delisting notice from the NASDAQ Global Market and the Company has received a further letter informing it that the Company’s common shares will be delisted as a result of the Chapter 11 proceedings in accordance with Listing Rules 5101 and 5110(b) and IM-5101-1. The shares will be delisted at the opening of business on December 28, 2009. The Company does not intend to appeal the delisting. Once the common shares are delisted, the Company expects that it will be eligible to trade on the OTC Bulletin Board.
For access to Court documents and other general information about the Chapter 11 cases, please visit http://chapter11.epiqsystems.com/tlcvision. In addition, we have established a restructuring hotline: 877-879-5075 for US and Canada callers, 503-597-7713 for International callers.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.tlcvision.com.
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